Exhibit 99.1

Silver Dragon Discovers 1.3 meters of 1,715 g/t Silver, 9.6%
Lead and 1.73% Zinc at Dadi, Reports Progress at
Aobaotugounao

Beijing, China--(Newsfile Corp. - August 15, 2012) - Silver Dragon Resources Inc. (OTCQB: SDRG) (“the Company”) is pleased to announce recent results from the ongoing 2012 drilling program at its Dadi and Aobaotugounao Silver-Lead-Zinc polymetallic properties in Inner Mongolia, Northern China. Dadi and Aobaotugounao are owned by Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top”), of which Silver Dragon Resources Inc. has a 40% equity interest.

Work completed to date this year is summarized as follows:

Dadi:

  2,461 Meters of underground Drilling
  1,703 Meters of underground tunneling
  337 samples assayed

Aobaotugounao:

  2 km2 1:2,000 topographic survey
  2 km2 1:2,000 geological mapping
  6.4 km2 1:1,000 geological section survey
  4,509 meters of surface drilling
  50 samples assayed
  9.4 km Exploration Line Survey
  32 Point Engineering Survey

Exploration highlights for July are as follows:

  Assay tests of samples taken from drill hole DH6612 reached grades of 1,715 g/t silver, 9.57% lead, and 1.73% zinc.
  Assay tests of samples taken from Drill Hole DH6079 reached grades of 860 g/t silver, 8.39% lead, and 8.38% zinc.
  Assay tests of samples taken from Drill Hole DH6080 reached grades of 525 g/t silver, 5.36% lead, and 4.06% zinc.

Dadi Silver-Polymetallic Project

The main exploration work at Dadi focuses on mineralization zones IV, III, and II by underground drilling, ore drifting and transverse drifting (crosscut drilling). Underground drilling has reached a total of 1,978.4m; and underground tunneling work has reached a total of 1,467.4m.

Mineralization Zone IV: The transverse drifts PD4NCM01 and PD4NCM00 are located at exploration lines 1 and 0 respectively. Based on current assay results, one sample collected within PD4NCM01 shows grades of Ag 62.2 g/t, Pb 1.76%, and Zn 0.55% . Samples collected from PD4SCM01 show very high grades of silver, lead, and zinc. Sample DH6611 has Ag 283 g/t, Pb 1.94% and Zn 0.65%; and the grades of sample DH6612 reach Ag 1,715 g/t, Pb 9.57%, and Zn 1.73% .

Four underground drilling rigs are being operated at exploration lines 1 and 0 respectively and all of them hit mineralized bodies, which extend from 1,330m level (elevation) down to 1,280m level (about 50m down dip extension). The mineralization is much stronger at deeper levels. The exact grades will be known when the assay results of the underground drilling cores become available.

Mineralization zone II: Based on the latest assay results, four transverse drifts (CM10, CM04, CM16, and CM12) at 1,350m level hit mineralization zone II. Among them, transverse drift CM10 contains two high-grade samples; Ag 108 g/t, Pb 1.22%, Zn 0.54 (DH6069) and Ag 169 g/t, Pb 2.1%, Zn 2.2% (DH 6072). The best mineralization intervals of mineralization zone II are discovered in transverse drift CM04. From 31.5m to 36.3m intervals (4.8m wide with true ore zone thickness 4.5m), the grades of all samples reach industrial levels, and the highest grades are Ag 860 g/t, Pb 8.39%, and Zn 8.38% . The weighted average grades of these intervals are Ag 352.67 g/t, Pb 3.57%, and Zn 3.52% .

The transverse drifts CM16 and CM12 did not hit obvious Ag-Pb-Zn mineralization, but revealed strong alteration. In addition, transverse drifts CM06, CM02, and CM00 are completed and the assay results are on the way.

Aobaotugounao

Up to the end of July, 9 surface drilling holes have been completed at exploration lines no. 23 (ZK2301), no. 19 (ZK1902), no. 15 (ZK1502), no. 7 (ZK0701), no. 3 (Zk0301), no. 0 (ZK0001), no. 4 (Zk0401), no. 8 (ZK0801), and no. 14 (ZK1401), respectively. The total drilling length of these 9 holes are 2,706m and all of them hit alterations and mineralization of zinc and lead.

Based on assay results of drill hole ZK0701, major zinc mineralization intervals are revealed. From drilling depth 82.05m to 87.45m intervals (total length 5.4m), the highest grades are Ag 48.5 g/t, Pb 0.26%, and Zn 28.46% (sample AH336 with drilling length 0.5m) and the average grade of zinc is 1.3% (the calculation did not take into account very high zinc grades).

The assay results of other drilling holes are not ready yet, but according to geological investigation the main mineralization is featured by zinc.

Silver Dragon will report on further drilling progress once the assay results of the other drill holes become available.

Dr. Tiebing Liu, P. Geo., a “qualified person” within the meaning of NI 43-101, reviewed and participated in the preparation of the technical information disclosed in this news release.

To view the complete press release with assay tables, please visit our website at www.silverdragonresources.com or copy and paste the following link in your browser:

http://silverdragonresources.com/InvestorCenter/NewsRelease.asp?ID=100276

About Dadi

Dadi is one of the six exploration properties of Sanhe Sino-Top Resources and Technologies Ltd. ("Sino-Top"), a Chinese company that holds exclusive exploration rights to these properties, located in the prolific Erbahuo Silver District in Inner Mongolia, China. Silver Dragon Resources Inc. has a 40% ownership interest in Sino-Top. The Dadi exploration area, covering 12.48 square kilometers, is located in the Mesozoic volcanic basin in Keshiketeng County, Inner Mongolia, China (see Project location Map at: http://www.silverdragonresources.com/_img/China_Project_Location_Map.jpg).

Geologically, the Dadi property is located in the south edge of the Daxinganling metallogenic belt and at the joint between the Daxinganling mountain chain (with north-east direction) and the Xilamulunhe structure belt which trends in an east-west direction. These two structural belts are also two major ore-forming belts of China. This entire tectonic setting provides a dynamic geologic environment for the development of mineralizing systems. The major exposed rocks in the Dadi Property are Upper Jurassic Baiyingaolao Formation dacitic tuffaceous lava, dacitic tuff, rhyolitic tuff, and tuffaceous sandstone and conglomerate, among which dacitic tuffaceous lava and dacitic tuff are the main host rocks of mineralization.

A preliminary NI 43-101 feasibility study of the Dadi property was completed in Q3-2011, with the results presented in a Technical Report prepared by Southampton Associates Inc. of Toronto, Canada (see press release of September 7, 2011).

About Aobaotugounao

The Aobaotugounao property covers a total of 21.07 km2. It is approximately 9km northwest of Tongxing Township, Keshiketeng County, Inner Mongolia. Geologically, it is characterized by a hydrothermal vein Ag-polymetallic deposit within Jurassic volcanic series. Recent geological work on the property has identified 16 alteration zones, three of which are Ag-Pb mineralization zones. Major alterations are limonitization, siliconization, chloritization and fluoritization. A geophysical survey has suggested the possible existence of silver, lead, zinc and copper mineralization zones below 150 meters from surface. The 4,000 meter drilling planned for Aobaotugounao will help further define the existing mineral zones as well as identify additional mineral zones within the exploration area.

About Sino-Top

Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top'') was originally incorporated in 2003 as a Chinese company wholly-owned by Huaguan Industrial Corp. (“HIC''), a subsidiary of the state-owned North China Geological Exploration Bureau. Sino-Top became an American-Chinese joint venture in 2005. Silver Dragon Resources Inc. acquired Sino-Top in 2006, and currently owns 40% of Sino-Top after having sold 50% of its ownership interest to its Chinese partners. The Chinese side partners, led by Gansu Shengda Group Ltd. (“Shengda”), at 52%, and HIC, at 8%, collectively together own 60% of Sino-Top. Sino-Top holds exclusive exploration and development rights to six properties in northern China (Inner Mongolia), covering a total area of 139 km2. Sino-Top won the prestigious Prospector/Explorer of the Year Award for its Dadi Silver Polymetallic Project, at the China Mining Congress & Expo 2009 held in Tianjin, China, during October 20-22, 2009.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing, its six Sino-Top properties in China (particularly Dadi and Laopandao). For more information, please visit the Company's website at: www.silverdragonresources.com (available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Dadi silver-polymetallic project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur.

Contact

Silver Dragon Resources Inc.
Marc Hazout, President or Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com